UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2012 (December 31, 2011)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to 2011 Pooling Agreement

This Current Report on Form 8-K relates to an amendment to the intercompany pooling arrangement among certain subsidiaries of State Auto Financial Corporation (“State Auto Financial”), State Automobile Mutual Insurance Company (“State Auto Mutual”), and certain subsidiaries and affiliates of State Auto Mutual. State Auto Mutual owns approximately 63% of the outstanding common shares of State Auto Financial.

The Amendment (as defined below) was subject to prior regulatory review and approval from various state insurance departments before it could become effective. On December 21, 2011, State Auto Financial received the last regulatory approval in order for the Amendment to become effective.

Since 1987, State Auto Mutual and State Auto Property & Casualty Insurance Company (“State Auto P&C”) have participated in an intercompany pooling arrangement which has been amended from time to time, including amendments to add participants, remove participants and adjust pooling percentages. The terms and conditions of the current intercompany pooling arrangement are set forth in that certain Reinsurance Pooling Agreement, amended and restated as of January 1, 2011 (the “2011 Pooling Agreement”), among State Auto Mutual and the other Pooled Companies (as defined below). Under the terms of the 2011 Pooling Agreement, the Pooled Companies cede all of their direct insurance business to State Auto Mutual. All of State Auto Mutual’s current property and casualty insurance business is also included in the pooled business. State Auto Mutual then cedes a percentage of the pooled business to the other Pooled Companies and retains the balance.

Effective after the close of business on December 31, 2011 (the “Effective Date”), the Pooled Companies entered into a First Amendment (the “Amendment”) to the 2011 Pooling Agreement. The Amendment is among State Auto Mutual, State Auto P&C, Milbank Insurance Company (“Milbank”), State Auto Insurance Company of Wisconsin (“SA WI”), Farmers Casualty Insurance Company (“Farmers Casualty”), State Auto Insurance Company of Ohio (“SA OH”), State Auto Florida Insurance Company (“SA FL”), Meridian Security Insurance Company (“Meridian Security”), Meridian Citizens Mutual Insurance Company (“Meridian Citizens Mutual”), Patrons Mutual Insurance Company of Connecticut (“Patrons”), Litchfield Mutual Fire Insurance Company (“Litchfield”), Beacon National Insurance Company (“Beacon”), Rockhill Insurance Company (“RIC”), Plaza Insurance Company (“PIC”), American Compensation Insurance Company (“ACIC”) and Bloomington Compensation Insurance Company (“BCIC”). State Auto P&C, Milbank, Farmers Casualty and SA OH, wholly owned subsidiaries of State Auto Financial, are collectively referred to as the “STFC Pooled Companies.” State Auto Mutual, together with SA WI, SA FL, Meridian Security, Beacon, PIC, RIC, ACIC and BCIC, which are wholly owned subsidiaries of State Auto Mutual, and Meridian Citizens Mutual, Patrons and Litchfield, which are affiliated with State Auto Mutual through affiliation agreements, are collectively referred to as the “SAM Pooled Companies.” The STFC Pooled Companies and the SAM Pooled Companies are collectively referred to as the “Pooled Companies.”

The Amendment made the following changes to the 2011 Pooling Agreement:

•

The overall pooling percentage allocated to the STFC Pooled Companies was decreased from 80% to 65%, and the overall pooling percentage allocated to the SAM Pooled Companies was increased from 20% to 35%.

•

The individual pooling percentage allocated to each of the Pooled Companies as of the Effective Date were as follows: State Auto P&C – 51.0%; Milbank – 14.0%; Farmers Casualty – 0.0%; SA OH – 0.0%; State Auto Mutual – 34.0%; SA WI – 0.0%; SA FL – 0.0%; Meridian Security – 0.0%; Meridian Citizens Mutual – 0.5%; Beacon – 0.0%; Patrons – 0.4%; Litchfield – 0.1%; RIC – 0.0%; PIC – 0.0%; ACIC – 0.0%; and BCIC –0.0%.

•

All balance sheet accounts as reflected through page 11 (Underwriting and Investment Exhibit, Part 3 – Expenses) of the Pooled Companies’ NAIC annual convention blanks were added to the pool as of the Effective Date.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on December 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: January 6, 2012	By	/s/ James A. Yano
Vice President and General Counsel